William R. Goetz
Dorsey & Whitney LLP
50 South Sixth St.
Minneapolis, MN 55402-1498
Phone: (612) 340-5655
Fax: (612) 340-8827
goetz.will@dorsey.com





                                  _______, 2007


Allianz Variable Insurance Products Trust
5701 Golden Hills Drive
Minneapolis, MN  55416


Ladies and Gentlemen:

         We have acted as special tax counsel to Allianz Variable Insurance Products Trust (the "Trust"), a Delaware statutory trust, on behalf of its four series, the AZL AIM Basic Value Fund, the AZL OCC Renaissance Fund, the AZL Van Kampen Aggressive Growth Fund, and the AZL Van Kampen Strategic Growth Fund (each an "Acquired Fund" and collectively, the "Acquired Funds"), and on behalf of its four series, the AZL Van Kampen Comstock Fund, the AZL OCC Value Fund, the AZL Van Kampen Mid Cap Growth Fund, and the AZL Dreyfus Founder's Equity Growth Fund (each an "Acquiring Fund" and collectively, the "Acquiring Funds"), in connection with an Agreement and Plan of Reorganization dated as of June 13, 2007, by and among the Trust on behalf of the Acquired Funds, the Trust on behalf of the Acquiring Funds, and Allianz Life Advisers, LLC (the "Agreement"). Unless otherwise provided herein, capitalized terms used in this opinion shall have the same meaning as set forth in the Prospectus and Proxy Statement or the Agreement, as the case may be. The names of each Acquired Fund and the corresponding Acquiring Fund that are parties to each Reorganization are set forth on Schedule I hereto.

         You have requested our opinion concerning certain United Stated federal income tax consequences of the transactions being undertaken pursuant to the Agreement. Pursuant to the Agreement, all of the assets and liabilities of each Acquired Fund will be exchanged for shares of common stock of the corresponding Acquiring Fund having an aggregate fair market value equal to the fair market value of the assets of the Acquired Fund on the Valuation Date. Immediately after the transfer of the assets and liabilities of the Acquired Funds, each Acquired Fund will distribute pro rata to its shareholders of record, determined as of the Effective Time, the Acquiring Fund Shares received by the Acquired Fund. All issued and outstanding shares of each Acquired Fund will simultaneously be cancelled on the books of the Acquired Fund and, as promptly as practicable, the Acquired Funds will be dissolved. Each such exchange of the assets and liabilities of an Acquired Fund for shares of an Acquiring Fund, followed by the distribution of the Acquiring Fund shares to the Acquired Fund shareholders and the liquidation of the Acquired Fund, is referred to herein as a "Reorganization," and collectively the transactions are referred to as the "Reorganizations."

         The Reorganizations are being undertaken for valid business reasons as determined by the Board of Trustees of the Trust, and as described in the Registration Statement on Form N-14 (including, but not limited to, the Prospectus and Proxy Statement included therein) filed with the Securities and Exchange Commission on or about June 22, 2007 (the "Registration Statement") under the caption "The Reorganizations - Reasons for the Proposed Reorganizations and Board Deliberations."

         In preparing our opinion, we have examined (1) the Agreement, (2) the Registration Statement, and (3) such other documents and records as we consider necessary in order to render this opinion.

         Our opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), currently applicable Treasury Regulations, currently published administrative positions of the Internal Revenue Service contained in Revenue Rulings and Revenue Procedures, and judicial decisions, all of which are subject to change, which could be retroactive. Our opinion is not a guarantee of the current status of the law and should not be regarded as a guarantee that a court of law or the Internal Revenue Service will concur in the opinion.

         Based on the Agreement, the other documents referred to herein, the facts and assumptions stated above, and representations made to us by an officer of the Trust in a Certificate dated _______, 2007, the provisions of the Code and judicial and administrative interpretations as in existence on the date hereof, it is our opinion that each Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and that each Acquiring Fund and each Acquired Fund will qualify as a party to the reorganization within the meaning of Section 368(b) of the Code.

         On the basis of the foregoing opinion that each Reorganization will qualify as a reorganization within the meaning of Section 368 of the Code, it is further our opinion that:

                  (i) Acquired Fund Shareholders will recognize no income, gain or loss upon receipt, pursuant to the Reorganization, of Acquiring Fund Shares. Acquired Fund Shareholders subject to taxation will recognize income upon receipt of any net investment income or net capital gains of an Acquired Fund that are distributed by an Acquired Fund to Acquired Fund Shareholders prior to the Effective Time;

                  (ii) the tax basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to a Reorganization will be equal to the tax basis of the Acquired Fund Shares exchanged therefor;

                  (iii) the holding period of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to a Reorganization will include the period during which the Acquired Fund Shareholder held the Acquired Fund Shares exchanged therefor, provided that the Acquired Fund Shares were held as a capital asset at the Effective Time;

                  (iv) each Acquired Fund will recognize no income, gain or loss by reason of the Reorganization;

                  (v) each Acquiring Fund will recognize no income, gain or loss by reason of the Reorganization;

                  (vi) the tax basis of the assets received by each Acquiring Fund pursuant to a Reorganization will be the same as the basis of those assets in the hands of the corresponding Acquired Fund as of the Effective Time;

                  (vii) the holding period of the assets received by each Acquiring Fund pursuant to a Reorganization will include the period during which such assets were held by the corresponding Acquired Fund, provided that such assets were held as capital assets at the Effective Time; and

                  (viii) each Acquiring Fund will succeed to and take into account the earnings and profits (as determined for United States federal income tax purposes), or deficit in earnings and profits, of the corresponding Acquired Fund as of the Effective Time.

         No opinion is expressed as to the effect of the Reorganizations on any Acquired Fund, any Acquiring Fund or any shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

         The foregoing opinion is furnished to you solely for your benefit in connection with the Reorganizations and may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. Our opinion is limited to the matters expressly addressed in the eight (8) numbered paragraphs above. No opinion is expressed and none should be inferred as to any other matter.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "Summary - Tax Consequences" and "The Reorganizations - Tax Status of the Reorganizations" in the Prospectus/Proxy Statement included in Part A of the Registration Statement.

                                                     Very truly yours,




BJS/KAS/WRG


                                   SCHEDULE I



------------------------------------------------------------ ---------------------------------------------------------
                      ACQUIRING FUND                                              ACQUIRED FUND
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
               AZL Van Kampen Comstock Fund                                  AZL AIM Basic Value Fund
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
                    AZL OCC Value Fund                                       AZL OCC Renaissance Fund
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
            AZL Van Kampen Mid Cap Growth Fund                        AZL Van Kampen Aggressive Growth Fund
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
          AZL Dreyfus Founders Equity Growth Fund                      AZL Van Kampen Strategic Growth Fund
------------------------------------------------------------ ---------------------------------------------------------

4823-3228-9025\4